Exhibit 10.3

[*] indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT.

Berkeley, California

May 26, 2005

$50,000,000

XOMA (US) LLC

SECURED NOTE AGREEMENT

WHEREAS, XOMA (US) LLC, a Delaware limited liability company having an office at 2910 Seventh Street, Berkeley, California 94710 (the “Company”), and CHIRON CORPORATION, a Delaware corporation having its principal office at 4560 Horton Street, Emeryville, California 94080 (the “Lender”), desire to further the collaboration arrangements embodied in that certain Research, Development and Commercialization Agreement, dated as of May 26, 2005, between the Company and the Lender (the “Collaboration Agreement”);

WHEREAS, the Lender has agreed to make semi-annual loans to the Company to fund up to seventy-five percent (75%) of the Company’s Research and Development Costs and Commercialization Costs (as each such term is defined in the Collaboration Agreement), all such loans (to the extent not repaid) to be evidenced by this Secured Note Agreement which shall, together with that certain Security Agreement (the “Security Agreement”) concurrently being entered into as of the date hereof, between the Company and Lender, supersede any prior agreement with respect to the subject matter hereof (this “Note”);

WHEREAS, the Company has agreed to repay any such loans in accordance with the terms of this Note; and

WHEREAS, in connection with the Collaboration Agreement, the Company and the Lender desire to set forth in this Note the terms and conditions on which the Company may borrow from and repay to the Lender loans (the “Loans”) in an aggregate principal amount (including capitalized interest as provided herein) not to exceed FIFTY MILLION DOLLARS ($50,000,000) (the “Commitment Amount”) to be lent to the Company by the Lender.

NOW, THEREFORE, FOR VALUE RECEIVED, the Company promises to repay to the order of the Lender the outstanding principal amount of Loans evidenced by this Note together with interest thereon, all as set forth below.

1. Definitions. In addition to definitions contained in the Recitals to this Note, as used in this Note, the following terms shall have the meanings set forth below:

“Advance Date” means each June 20 and December 20, beginning with December 20, 2004 and ending with June 20, 2011; provided, that the Company has designated such date an Advance Date by exercising its option to borrow on such date in accordance with Section 2(b); provided, further, that if any such date is not a business day, the applicable Advance Date shall be the immediately following business day.

“Available Amount” means, with respect to a particular Advance Date, 75% of either (i) the Research and Development Costs to be borne by the Company according to the R&D Plan and Budget in effect pursuant to Section 3.5 of the Collaboration Agreement for the next succeeding two (2) calendar quarters following such Advance Date or (ii) the Commercialization costs to be borne by the Company according to the commercialization plan and budget in effect pursuant to Section 4.3(c) of the Collaboration Agreement for the next succeeding two (2) calendar quarters following such Advance Date, whichever is applicable; provided, that the applicable Available Amount shall be adjusted to the extent of any estimated over- or under-borrowing with respect to the immediately preceding Loan.

“Borrowing Notice Date” means the tenth (10th) business day prior to each June 20 and December 20, beginning with December 20, 2004 and ending with June 20, 2011.

“Capital Lease Obligations” means the obligations of the Company under leases of property which are capitalized on the balance sheet of the Company in accordance with GAAP that are shown as a liability on a balance sheet of the Company prepared in accordance with GAAP.

“Collaboration” has the meaning given such term in the Collaboration Agreement.

“Collateral” has the meaning given such term in the Security Agreement.

“Commercialization Costs” has the meaning given such term in the Collaboration Agreement.

“Commitment Period” means the period from the date hereof until the earlier of (i) June 20, 2011, and (ii) such time as an Event of Default has occurred with respect to XOMA.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Indebtedness” means any outstanding indebtedness evidenced by this Note.

“Insolvency Event” means any of the following events: (i) the Company shall have had an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law, or shall consent to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company shall make any assignment for the benefit of creditors; (ii) the Company shall be unable to pay its debts as such debts become due; (iii) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under applicable bankruptcy, insolvency or similar law, which decree or order is not stayed; or (iv) an involuntary case shall be commenced against the Company under applicable bankruptcy, insolvency or similar law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company, and such event described in clauses (i) through (iv) shall continue for 60 days without having been dismissed, bonded or discharged.

“Interest Period” means, with respect to any Loan and subject to the custom and practice of the [*], a period beginning on the date such Loan is made and on each June 20 and December 20 thereafter and ending on the earlier of the next June 19, December 19 or the scheduled maturity date of such Loan.

“[*] Rate” means, [*].

“[*] Rate Determination Date” means the first day of each Interest Period, it being understood that, in accordance with the custom and practice of the [*], the [*] Rate effective as of the [*] Rate Determination Date may be based on calculations made as a result of market conditions and quotations made two [*] business days prior to the [*] Rate Determination Date.

“Permitted Liens” means the following types of liens:

(i) liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(iii) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iv) judgment liens not giving rise to an Event of Default so long as such lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company;

(vi) liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(vii) liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company, including rights of offset and set-off; and

(viii) liens existing as of the date hereof to the extent and in the manner such liens are in effect on the date hereof.

“Research and Development Costs” has the meaning given such term in the Collaboration Agreement.

“R&D Plans and Budgets” has the meaning given such term in the Collaboration Agreement.

“Tranche” means the designation given a Loan pursuant to Section 2(d) and “Tranches” means two or more of such designations collectively.

2. Principal.

(a) Commitment. In accordance with, and subject to the terms and conditions of, this Note and the Security Agreement, the Lender agrees during the Commitment Period to make Loans to the Company in an aggregate principal amount not to exceed the Commitment Amount. This is not a revolving loan arrangement. Any Loans that are made hereunder and any interest capitalized pursuant to Section 3 permanently reduce the portion of the Commitment Amount available for later Loans; and any Loans repaid hereunder may not be reborrowed.

(b) Borrowing and Funding Procedures. On or prior to each Borrowing Notice Date, the Company may elect to borrow from the Lender hereunder by delivering a written notice to that effect to the Lender, indicating the portion of the Available Amount that it desires to borrow on the next succeeding Advance Date. Subject to satisfaction or waiver of the conditions referred to Section 2(c) below, the Lender shall make a Loan to the Company on each Advance Date in the amount set forth in the applicable notice of borrowing. The Lender and the Company shall meet not later than each June 13 and December 13 to review the estimated spending by the parties in the then-current borrowing period in comparison to the applicable Loan, to determine any adjustments to be applied to the next Loan. Each time a Loan is made hereunder, the Company shall be deemed to have given the representations and warranties set forth in the Security Agreement and in Exhibit A hereto.

Each Loan shall be made by wire transfer of immediately available funds to an account in the United States designated by the Company denominated in the currency of the United States of America.

(c) Conditions to Loans. The Lender’s obligation to make any Loan to the Company on any Advance Date is subject to the condition that no Event of Default or event which with the giving of notice or the passage of time would become an Event of Default shall have occurred and be continuing and to the fulfillment on or prior to the date such Loan is to be made of the following conditions (and by requesting or accepting a Loan, the Company shall be deemed to have represented to the Lender that such conditions have been satisfied):

(i) such Loan shall be legally permitted by all laws and regulations to which the Company is subject;

(ii) each of the representations and warranties of the Company set forth in Exhibit A to this Note and Section 4 of the Security Agreement shall be true and correct as of the date such Loan is to be made as if made on and as of such date;

(iii) such Loan will not occur within the period during which the Company is not permitted to borrow, as described in the last sentence of Section 4(d) below;

(iv) the Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Note, the Security Agreement and the Collaboration Agreement that are required to be performed or complied with by it on or prior to the making of such Loan; and

(v) the Company shall have obtained all consents (including all governmental and regulatory consents, approvals or authorizations required in connection with such Loan), permits and waivers necessary or required in connection with such Loan.

(d) Tranches. The principal amount of each Loan shall be recorded by the Lender and endorsed by the Lender and the Company on Exhibit B attached hereto, which is hereby made a part of this Note. Each such Loan shall be treated as a separate Loan hereunder, and, as such, shall be designated a separate “Tranche” hereunder. The first Loan, to be made as contemplated by Section 2(b) above, is hereby designated “Tranche A”. Each subsequent Loan made hereunder, as contemplated by Section 2(b) above, shall be similarly designated with consecutive letter designations, such as “Tranche B”, “Tranche C”, etc., and the applicable designation shall be recorded by the Lender and endorsed by the Lender and the Company on Exhibit B attached hereto at the time any such Loan is made. Notwithstanding the foregoing, any failure of the Lender to make any notation on Exhibit B shall not affect the obligation of the Company to repay Loans actually made with interest in accordance with this Note.

(e) Maturity Date. Unless earlier accelerated by reason of the occurrence of an Event of Default (as provided in Section 5 below), any unpaid principal amount of any Loan owed by the Company to the Lender, together with accrued and unpaid interest thereon, shall be due and payable in full on the tenth (10th) anniversary of the Advance Date on which the first Loan was made.

(f) Use of Proceeds. The proceeds of the Loans shall be used by the Company solely to finance the Company’s share of expenses of the Collaboration.

3. Interest. Interest on the unpaid balance of the principal amount of each Loan hereunder shall accrue at a rate per annum equal to the applicable [*] (calculated on the basis of a year of 360 days) from the date disbursed to but not including the date repaid and shall be due and payable on the last day of each Interest Period and on the date each Loan is repaid or matures; provided that any such due and unpaid interest may, at the election of the Company (or shall, if the Company does not notify Lender of such election), in lieu of cash payment, be added to the principal amount of this Note on the date due (thereby reducing portion of the Commitment Amount available for later Loans). If on the last day of any Interest Period the Company’s cumulative outstanding principal (including capitalized interest) exceeds (i) the Commitment Amount minus (ii) the principal amount of any Loans that have been repaid, interest will then be payable in cash at the end of such Interest Period to the extent of such excess.

4. Payment.

(a) Form of Payment. The principal amount of and accrued interest on each Loan hereunder when due or otherwise paid or payable hereunder shall be payable in cash denominated in the currency of the United States of America.

(b) Method, Application. Payments of principal and accrued interest shall be made at the address of the Lender set forth in the Recitals to this Agreement, or at such other place as the Lender shall have notified the Company in writing at least five (5) business days before such payment is due. Unless an Event of Default shall have occurred, all payments in respect of any Loan shall be applied first to accrued and unpaid interest thereon, and thereafter to the unpaid principal amount thereof. After the occurrence of an Event of Default, payments shall be applied as determined by the Lender in its discretion.

(c) Recordation; Return of Note. All payments of interest and principal in respect of each Loan (or portion thereof) hereunder shall be recorded by the Lender and endorsed by the Lender and the Company on Exhibit B. Upon final payment in full of all principal of and interest on this Note and each Loan hereunder, and termination of any commitment of the Lender to make Loans hereunder, the Lender shall return this Note to the Company for cancellation.

(d) Optional Prepayments. This Note and any Loan (or portion thereof) hereunder may be prepaid by the Company, at any time and from time to time without penalty upon ninety (90) days prior written notice to the Lender, in whole or in part, in the manner prescribed for repayment in this Section 4 (which prepayment shall be accompanied by interest on the amount so prepaid). In the event of any prepayment of less than all of the amounts outstanding under this Note, the Company may designate the Loan or Loans to which such payment shall apply. In the event of any optional prepayment of all of the Loans, the Company may not borrow hereunder until nine (9) months after such prepayment.

(e) Mandatory Prepayment. The Company shall use 25% of its share of the Pre-Tax Profits and royalties under the Collaboration Agreement received by it to repay the Loans, in the manner prescribed for repayment in this Section 4, within five (5) business days of receipt of such proceeds; provided that during an Event of Default, Lender may apply amounts of such Pre-Tax Profits and royalties payable to the Company to such prepayment without first remitting such amount to the Company. In the event of any prepayment of less than all of the amounts outstanding under this Note, the Company may designate the Loan or Loans to which such payment shall apply.

(f) Full Recourse. For the avoidance of doubt, the obligations of the Company represented by this Note shall be full recourse to the Company, and the Lender’s recourse in satisfaction of the Indebtedness shall not be limited to the Collateral.

5. Events of Default.

(a) It shall constitute an “Event of Default” under this Note if (i) the Company materially breaches the Collaboration Agreement, this Note or the Security Agreement and such breach continues for a period of sixty (60) days after the Lender has provided written notice of such breach to the Company; or (ii) an Insolvency Event occurs; or (iii) any representation or warranty of the Company made in this Note, the Security Agreement or the Collaboration Agreement shall be materially inaccurate or untrue when made.

(b) Automatically upon the occurrence of an Insolvency Event and, at the option of the Lender, upon the occurrence of any other Event of Default (so long as such Event of Default shall be continuing on the date the Lender exercises such option), all principal, interest and other amounts payable by the Company to the Lender hereunder shall be immediately due and payable, the commitment of the Lender to make Loans in accordance with Section 2 above shall terminate, and the Lender may exercise such rights and remedies in respect thereof and the Collateral as may be provided in this Note, in the Security Agreement, and as are permitted by law or equity.

6. Negative Covenant. The Company shall not grant a security interest in any of its assets to any third party, unless the Indebtedness is secured equally and ratably in respect of such assets, other than (a) liens granted to a third party in connection with purely financial transactions (including, without limitation, a commercial bank line of credit, a mortgage to finance acquisition of real property, purchase money debt and Capital Lease Obligations), (b) liens granted to collaboration or development partners of the Company or its affiliates in connection with co-funded research and development activities; provided any such lien is limited to the Company’s interest in products developed in such collaboration, and (c) Permitted Liens.

7. Lost Documents. Upon receipt by the Company of reasonable evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and indemnity satisfactory to the Company (in the case of loss, theft or destruction) or surrender and cancellation of the Note (in the case of mutilation), the Company will make and deliver to the Lender a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal balance hereunder.

8. Notices. All notices and other communications required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:

(a)	If to the Lender, to:

Chiron Corporation

4560 Horton Street

Emeryville, CA 94608

Facsimile: (510) 923-3823

Attention: Chief Financial Officer, with a copy to the General Counsel

(b)	If to the Company, to:

XOMA (US) LLC

2910 7th Street

Berkeley, CA 94710

Facsimile: (510) 649-7571

Attention: General Counsel, with a copy to Vice President, Finance & Chief Financial Officer

Any notice or other communication delivered by hand or mail shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice of communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

9. Amendments. No provision of this Note may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against which the enforcement of any waiver, change, modification or discharge is sought.

10. Assignment.

(a) Except as set forth in this Section 10, none of the rights or obligations of either party hereto may be assigned or transferred without the prior written consent of the other party hereto; provided that the Lender may assign its rights and obligations hereunder to any Affiliate (as such term is defined in the Collaboration Agreement) of the Lender which is sufficiently creditworthy to fund remaining Loans hereunder, and upon any such assignment, and assumption by the assignee, the Lender shall be relieved of all further obligations hereunder.

(b) Neither party may assign any of its rights and obligations under this Note in connection with a merger or similar reorganization or the sale of all or substantially all of its assets.

(c) This Note shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Note shall be void.

11. Set-off. If an Event of Default shall have occurred and be continuing, the Lender shall be entitled to deduct from payments to be made by it to the Company under the Collaboration Agreement any amounts then due and payable by the Company to it hereunder. If an event of default shall have occurred and be continuing which, with the giving of notice or the passage of time would become an Event of Default, the Lender shall be entitled to withhold payments which would otherwise be owed by the Lender to the Company under the Collaboration Agreement, pending either cure of such default or, if such default ripens into an Event of Default, setoff as provided herein.

12. Presentment, Demand, Etc. Except as otherwise provided herein, the Company hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note, and consents to any extension or postponement of the time of payment or any other indulgence.

13. Governing Law; Venue. The parties have agreed that this Note will be governed by and construed in accordance with the laws of the State of California. Any action or proceeding brought by either party seeking to enforce any provision of, or based on any right arising out of, this Note must be brought against any of the parties in the courts of the State of California. Each party (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of California and to the jurisdiction of any United States District Court in the State of California, for the purpose of any suit, action, or other proceeding arising out of or based upon this Note or the subject matter hereof brought by any party or its successors or assigns, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction that may be called upon to grant an enforcement of the judgment of any such California state or federal court.

14. Counterparts. This Note may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

15. Titles. The titles of the Sections of this Note are inserted for reference only, and are not to be considered as part of this Note in construing this Note.

(Signature page follows)

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by duly authorized representatives of the Company and the Lender.

XOMA (US) LLC

By:	/s/ PETER DAVIS
Peter Davis
Vice President, Finance and Chief Financial Officer

CHIRON CORPORATION

By:	/s/ DAVID SMITH
David Smith
Chief Financial Officer

EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The capitalized terms used in this Exhibit A shall have the meanings set forth for each such term in the body of the Note to which it is attached.

1. Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign company in each jurisdiction where failure to qualify would have a material adverse effect on the business or properties of the Company. The Company has full company power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

2. Authorization. The Company has requisite company power to execute, deliver and perform this Note and the Security Agreement, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the Lender as necessary, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors generally, and to general equitable principles. The execution, delivery and performance by the Company of this Note and the Security Agreement, including the borrowing of Loans as contemplated hereby have been duly and validly authorized by all necessary company action of the Company.

3. Valid Issuance of Note. This Note is duly authorized and validly issued.

4. Governmental Approvals. Based in part on the representations made by the Lender on Schedule 1 hereof, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary to be made or obtained by the Company for, or in connection with the execution and delivery of this Note or consummation of the transactions contemplated hereby or performance by the Company of its obligations hereunder, except for such other filings under applicable securities laws which will be made by the Company within the prescribed periods, including the filing by the Company of a notice under Section 25102(f) of the California Corporations Code, as amended, and the payment of any fee relating thereto.

5. Non-Contravention. The execution, delivery and performance by the Company of this Note and the Security Agreement (i) do not and will not contravene or conflict with the certificate of formation or other organizational documents of the Company and (ii) do not contravene or conflict with or, based in part on the representations made by the Lender on Schedule 1 hereof, constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, or result in a breach of or constitute a default under any material agreement of the Company (whether upon notice or passage of time), in any manner which would materially and adversely affect the Lender’s rights or its ability to realize the intended benefits to it under this Note or the Security Agreement.

6. Use of Proceeds. The Company has applied the proceeds of all Loans made hereunder solely as permitted by Section 2(f) hereof.

SCHEDULE 1 TO EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby makes the following representations and warranties to the Company each time the Company makes the representations and warranties listed on the Exhibit A to the Note (the capitalized terms used in this Schedule 1 to Exhibit A shall have the meanings set forth for each such term in the body of the Note to which it is attached):

1. Corporate Power. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Lender has full corporate power and authority to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

2. Authorization. The Lender has full corporate power to execute, deliver and perform the Note and the Security Agreement and each such agreement has been duly executed and delivered by the Lender and is the legal, valid and, assuming due execution by the Company, binding obligation of the Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally, and to general equitable principles. The execution, delivery and performance by the Lender of the Note and the Security Agreement, including the making of the loans contemplated thereby, have been duly and validly authorized by all necessary corporate action of the Lender.

3. Investment Representations.

(a) The Lender will acquire the Note for its own account for investment only and not with a view to any resale or distribution thereof, except pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time (the “Securities Act”), covering the sale, assignment or transfer or an opinion of counsel in form and substance satisfactory to the Company that such registration is not required.

(b) The Lender has had the opportunity to obtain, receive and review the Company’s reports and other filings with the U.S. Securities and Exchange Commission and such other information as it deems necessary to understand the business and financial condition of the Company and to make the investment decision to purchase the Note.

(c) As an investor in companies in the biopharmaceutical industry and a participant in such industry, the Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Note, and it is able to bear the economic risk of such investment.

(d) The Lender understands that the Note will be issued in a transaction which is exempt from the registration requirements of the Securities Act by reason of the provisions of Section 4(2) of the Securities Act and that such Note will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

EXHIBIT B

LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

Tranche	Date	Principal Amount Borrowed	Principal Amount Repaid	Interest Paid	Notation By